                                                                  EXHIBIT (A)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

WHAT NAME AND NUMBER TO PROVIDE:

--------------------------------------------------------------------------------
                                           GIVE THE
                                           SOCIAL SECURITY
FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--
--------------------------------------------------------------------------------
1. An individual's account                 The individual

2. Two or more individuals                 The actual owner of the account or,
   (joint account)                         if combined funds, the first
                                           individual on the account(1)

3. Custodian account of a minor (Uniform   The minor(2)
   Gift to Minors Act)

4. (a) The usual revocable savings trust   The grantor-trustee(1)
       account (grantor is also a
       trustee)

   (b) So-called trust account that is     The actual owner(3)
       not a legal or valid trust under
       state law

5. Sole proprietorship                     The owner(3)


--------------------------------------------------------------------------------
                                            GIVE THE EMPLOYER IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                   NUMBER OF--
--------------------------------------------------------------------------------
 6. A valid trust, estate, or pension       Legal entity(4)
    trust

 7. Corporate account                       The corporation

 8. Association, club, religious,           The organization
    charitable, educational or other tax-
    exempt organization

 9. Partnership                             The partnership

10. A broker or registered nominee          The broker or nominee

11. Account with the Department of          The public entity
    Agriculture in the name of a public
    entity (such as a state or local
    government, school district or
    prison) that receives agricultural
    program payments


(1)  List first and circle the name of the person whose number you furnish.

(2)  Circle the minor's name and furnish the minor's social security number.

(3)  Provide the name of the owner.

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

     NOTE:

     (i) If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

     (ii) If you are an individual, you must generally provide the name shown on your social security card. However, if you have changed your last name, for instance, due to marriage, without informing the Social Security Administration of the name change, please enter your first name, the last name shown on your social security card, and your new last name.

     (iii) For a joint account, only the person whose taxpayer identification number is shown on the Substitute Form W-9 should sign the form.

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

                  GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                               NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER

If you do not have a taxpayer identification number, apply for one immediately. To apply, obtain Form SS-5, Application for a Social Security Card (for individuals), from your local office of the Social Security Administration, or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), from your local office of the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees that are specifically exempted from backup withholding tax on ALL payments include the following:

o A corporation.

o A financial institution.

o An organization exempt from tax under section 501(a), or an individual retirement account or a custodial account under section 403(b)(7).

o The United States or any agency or instrumentality thereof.

o A state, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

o A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

o An international organization or any agency or instrumentality thereof.

o A dealer in securities or commodities required to register in the United States or a possession of the United States.

o A real estate investment trust.

o A common trust fund operated by a bank under section 584(a).

o An entity registered at all times under the Investment Company Act of 1940.

o A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

o Payments of dividends to nonresident aliens subject to withholding under section 1441 of the Code.

o Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

o Payments of patronage dividends where the amount received is not paid in money.

o Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding including the following:

o Payments of interest on obligations issued by individuals. Note: A payee may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and such payee has not provided its correct taxpayer identification number to the payer.

o Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Code).

o Payments described in section 6049(b)(5) of the Code to nonresident aliens.

o Payments on tax-free covenant bonds under section 1451 of the Code.

o Payments made by certain foreign organizations.

o Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD STILL COMPLETE THE SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING TAX. IF YOU ARE EXEMPT, FILE SUBSTITUTE FORM W-9 WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER (IF YOU HAVE ONE), WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, and 6050(A) of the Code. PRIVACY ACT NOTICE. Section 6109 of the Code requires most recipients of dividends, interest or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividends and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your correct taxpayer identification number to a payer, you may be subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis that results in no backup withholding tax, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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